UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2013, we reported the pricing of our underwritten public offering of shares of our common stock and Series A Non-Voting Convertible Preferred Stock. On that day, we filed a Certificate of Designation of Series A Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series A Stock. The Certificate of Designation is attached hereto as Exhibit 3.03 to this Current Report on Form 8-K and is incorporated herein by reference. The rights, preferences and privileges of the Series A Preferred Stock did not change from those previously reported at the time of pricing. Each share of Series A Stock is convertible into 10 shares of our common stock at any time at the holder’s option. However, the holder will be prohibited from converting Series A Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. In the event of our liquidation, dissolution, or winding up, holders of the Series A Stock will receive a payment equal to $0.001 per share of Series A Stock before any proceeds are distributed to the holders of common stock. Shares of the Series A Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors, and will rank:

•	senior to all common stock;

•	senior to any class or series of capital stock hereafter created specifically by its terms junior to the Series A Stock;

•	on parity with the Company’s Series A Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series A Stock; and

•	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series A Stock.

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

Item 8.01. Other Events.

On February 4, 2013, we completed our previously announced underwritten public offering of 5,800,000 shares of common stock and 220,000 shares of Series A Preferred Stock, at a public offering price of $2.50 per share and $25 per share, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.03	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of Ventrus Biosciences, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: February 4, 2013	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer